SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 21, 2005

Date of Report (date of earliest event reported)

OmniVision Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-29939	77-0401990
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1341 Orleans Drive

Sunnyvale, California 94089-1136

(Address of principal executive offices)

(408) 542-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

ITEM 1.01 Entry into a Material Definitive Agreement.

On June 21, 2005, the Board of Directors (the “Board”) of OmniVision Technologies, Inc. (the “Company”), based on the recommendation of its Compensation Committee (the “Committee”), approved the following payments of cash bonuses under the Company’s Executive Officer Profit Sharing/Bonus Plan (the “Plan”) for the quarter ended April 30, 2005, to the following executive officers of the Company:

Name of Officer	Cash Bonus Amount
Shaw Hong	$20,000
Raymond Wu	$18,000
Xinping He	$18,000
Peter Leigh	$16,000
Vicky Chou	$16,000

The payments of the cash bonuses listed in the table above were consistent with the terms of the Plan.

On June 21, 2005, the Board, based on the recommendation of its Committee, also approved an increase in the annual base salary for the following executive officers of the Company:

Name of Officer	Previous Annual Base Salary	New Annual Base Salary	Effective Date
Shaw Hong	$300,000	$425,000	7/1/2005
Raymond Wu	$225,000	$280,000	7/1/2005
Xinping He	$225,000	$260,000	7/1.2005
Peter Leigh	$210,000	$260,000	7/1/2005
Vicky Chou	$200,000	$240,000	7/1/2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2005

OmniVision Technologies, Inc.

By:	/s/ SHAW HONG
Shaw Hong
President and Chief Executive Officer